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[QUINTON LOGO]
                                                                    EXHIBIT 99.1
PRESS RELEASE

     QUINTON ANNOUNCES Q1 2003 RESULTS, INCLUDING REVENUES OF $20.3 MILLION


BOTHELL, WA, April 25, 2003 - Quinton Cardiology Systems, Inc. (NASDAQ: QUIN) today announced results for the three-month period ended March 31, 2003.

FIRST QUARTER RESULTS
Revenues for the three months ended March 31, 2003 were $20.3 million, as compared to revenues of $10.4 million for the three months ended March 31, 2002. Quinton's operating results for the three-month period ending March 31, 2003 include the operating results of Burdick, Inc., which was acquired by Quinton on January 2, 2003.

Gross profit for the three months ended March 31, 2003 was $7.8 million, or 38.7% of revenues. This included a nonrecurring acquisition related charge to cost of sales of $0.3 million (relating to the valuation adjustment of Burdick's inventory on the acquisition date and its subsequent expensing in the quarter). On a pro forma basis, excluding this nonrecurring charge, gross profit for the quarter would have been $8.1 million, or 40.2% of revenues. This 40.2% level was slightly higher than that of Quinton in the prior year and exceeded our expectations.

During the three months ended March 31, 2003, Quinton reported a net loss of $1.9 million, or $0.15 per share. This loss included the $0.3 million charge to cost of sales described above, plus a nonrecurring charge of $1.3 million to write off in-process research and development acquired in the Burdick acquisition. On a pro forma basis, excluding the acquisition related in-process research and development write-off and charge to cost of sales, net loss and net loss per share would have been $0.3 million and $0.02, respectively.

"We are very pleased with our results for the first quarter," stated John Hinson, Quinton's president. "We were at the higher end of the range of our expectations for total revenues and our loss was substantially lower than we had expected. In addition, we made good progress on the integration of Burdick and released two exciting new products, the Quinton Q-Cath 5.0 and the Burdick Atria 3000," he continued.

Quinton used net cash in operating activities for the three months ended March 31, 2003 of approximately $1.0 million, due principally to working capital requirements of the newly acquired Burdick business.

Cash used in investing activities during the three months ended March 31, 2003 was $21.9 million, principally reflecting cash used in the acquisition of Burdick. The purchase price for Burdick was funded with cash on hand plus borrowings under our $12.0 million bank line of credit. At March 31, 2003, we had a cash balance of $0.7 million and we had $4.3 million in borrowings outstanding under our line of credit.

Separately, Quinton announced on April 21, 2003 that, pursuant to a post-closing working capital based adjustment to the purchase price paid for Burdick, it received a $2.3 million refund from the seller. The $2.3 million refund was used to reduce borrowings against Quinton's line of credit.

OUTLOOK FOR THE REMAINDER OF 2003
We continue to maintain a positive outlook for the balance of 2003 and remain comfortable with previously announced 2003 expectations, including total 2003 revenues of between $83.0 million and $89.0 million.

ABOUT QUINTON
Quinton Cardiology Systems, Inc. develops, manufactures, markets, and services a family of diagnostic cardiology systems used in the diagnosis, treatment and rehabilitation of patients with cardiovascular disease.

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Quinton markets its products under the Quinton and Burdick trade names. Quinton shares are quoted on the NASDAQ National Market under the trading symbol "QUIN". For more information, visit the Quinton web site at www.quinton.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including, but not limited to, those relating to Quinton's expected 2003 revenues and earnings that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "intend," anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements in this press release include statements relating to Quinton's revenue growth, new product introductions and projections of profitability. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results include, but are not limited to, unexpected delays or costs in integrating Quinton and Burdick operations, delays in our product development activities and commercial introduction of product enhancements and new products, changes in competitors' products or their pricing which may impair the market acceptance of our products or force us to lower our prices, our inability to establish or maintain distribution and similar arrangements with third parties that may be necessary to expand market penetration in our existing markets and enter into new markets, disruptions in supplies or increases in prices of certain components we use in our products, changes in the number of primary or fully diluted shares outstanding, the impact of acquisitions and divestitures, and our ability to maintain good relationships with our employees and suppliers. These and other risks are more fully described in our annual report on form 10-K and other documents, as filed with the Securities and Exchange Commission by Quinton Cardiology Systems, Inc. Quinton undertakes no duty or obligation to update the information provided herein.



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PRO FORMA FINANCIAL INFORMATION

This press release contains certain financial information (presented on a "pro forma basis") calculated on a basis other than United States generally accepted accounting principles ("GAAP"). The information presented on a pro forma basis consists of (i) gross profit calculated on a basis which excludes a cost of sales charge relating to the Burdick acquisition and (ii) net loss and net loss per share calculated on a basis which excludes a write-off of in-process research and development and a cost of sales charge relating to the Burdick acquisition. Quinton believes that the pro forma gross profit, net loss and loss per share numbers, after making these adjustments, are meaningful because these items are not expected to recur. Set forth below is a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with GAAP (in thousands, except per share amounts):


                                                                                THREE MONTHS ENDED
                                                                                  MARCH 31, 2003
Gross profit - as reported                                                            $  7,844
Pro forma adjustment - acquisition related charge to cost of sales                         300
                                                                                      ---------
Pro forma gross profit                                                                $  8,144
                                                                                      =========
Pro forma gross profit %                                                                  40.2%


Net loss - as reported                                                                $ (1,859)
Pro forma adjustments to net loss:
   Acquisition related charge to cost of sales                                             300
   Write off in-process research and development                                         1,290
                                                                                      ---------
Pro forma net loss                                                                    $   (269)
                                                                                      =========
Pro forma basic and diluted net loss per share                                        $  (0.02)
                                                                                      =========



Contact:
Mike Matysik
Senior Vice President and Chief Financial Officer
(425) 402-2009
www.quinton.com



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QUINTON CARDIOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS)

                                                                      DECEMBER 31,             MARCH 31,
                                                                          2002                    2003
                                                                   --------------------    -------------------
                                        ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                              $    19,382              $     737
    Accounts receivable, net                                                     7,384                 10,568
    Inventories                                                                  7,462                 13,747
    Prepaid expenses and other current assets                                      528                  3,029
    Refundable income taxes                                                        206                    206
                                                                   --------------------    -------------------
         TOTAL CURRENT ASSETS                                                   34,962                 28,287

Machinery and equipment, net of accumulated depreciation and
    amortization                                                                 3,510
                                                                                                        5,527
Intangible assets, net of accumulated amortization
                                                                                   393                  5,939
Goodwill                                                                           860                  9,991
Investment in unconsolidated entity                                              1,000                  1,000
Restricted cash deposit                                                          1,325                      -
                                                                   --------------------    -------------------
         TOTAL ASSETS                                                       $   42,050             $   50,744
                                                                   ====================    ===================

                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Line of credit                                                           $       -             $    4,329
    Current portion of long term debt                                              363                    363
    Accounts payable                                                             4,776                  5,967
    Accrued liabilities                                                          3,415                  6,050
    Warranty liability                                                           1,089                  2,152
    Deferred revenue                                                             4,407                  4,508
    Putable warrants                                                               328                    233
                                                                   --------------------    -------------------
         TOTAL CURRENT LIABILITIES                                              14,378                 23,602

Long term debt, net of current portion                                             363                    272
Deferred tax liability                                                               -                  1,156
                                                                   --------------------    -------------------
         TOTAL LIABILITIES                                                      14,741                 25,030
                                                                   --------------------    -------------------

MINORITY INTEREST IN CONSOLIDATED ENTITY                                             -                    202

SHAREHOLDERS' EQUITY                                                            27,309                 25,512
                                                                   --------------------    -------------------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $   42,050             $   50,744
                                                                   ====================    ===================



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QUINTON CARDIOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                             THREE MONTHS ENDED MARCH 31,
                                                                 ------------------------------------------------------

                                                                           2002                         2003
                                                                 -------------------------     ------------------------
                                                                      $               %             $             %
                                                                 -------------   ---------     -------------  ---------
REVENUES:
    Systems                                                           $ 8,166       78.6%          $ 16,957      83.6%
    Service                                                             2,223       21.4              3,326      16.4
                                                                 -------------   ---------     -------------  ---------
TOTAL REVENUES                                                         10,389      100.0              20,283    100.0


GROSS PROFIT:
    Systems                                                             3,121       38.2              6,605      40.0
    Service                                                             1,032       46.4              1,539      46.3
    Acquisiton related charge                                               -          -              (300)      (1.5)
                                                                 -------------   ---------     -------------  ---------
GROSS PROFIT                                                            4,153       40.0              7,844      38.7

OPERATING EXPENSES:
    Research and development                                            1,353       13.0              2,087      10.3
    Write off in-process research and development                           -          -              1,290       6.4
    Sales and marketing                                                 2,453       23.6              4,326      21.3
    General and administrative                                          1,483       14.3              2,006       9.9
    Stock-based compensation                                               35        0.3                 18       0.1
                                                                 -------------   ---------     -------------  ---------
TOTAL OPERATING EXPENSES                                                5,324       51.2              9,727      48.0
                                                                 -------------   ---------     -------------  ---------

OPERATING LOSS                                                        (1,171)      (11.2)            (1,883)     (9.3)

OTHER INCOME (EXPENSE):
    Interest expense, net                                                (73)       (0.7)               (75)     (0.4)
    Interest income, putable warrants                                       -          -                 95       0.5
    Other income, net                                                       3        0.0                  4       0.0
                                                                 -------------   ---------     -------------  ---------

TOTAL OTHER INCOME (EXPENSE)                                             (70)       (0.7)                24       0.1
                                                                 -------------   ---------     -------------  ---------

LOSS BEFORE INCOME TAXES                                              (1,241)      (11.9)            (1,859)     (9.2)

  Income tax expense                                                     (10)       (0.1)                 -         -
                                                                 -------------   ---------     -------------  ---------
NET LOSS                                                            $ (1,251)      (12.0)%        $ (1,859)      (9.2)%
                                                                 =============   =========     =============  =========
Basic and diluted net loss per share                                $  (1.91)                     $  (0.15)

Weighted average shares outstanding used to compute basic and
diluted net loss per share                                            656,609                    12,093,777



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QUINTON CARDIOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                               2002            2003
                                                           -------------    ------------

Net cash flows from operating activities                       $   (21)        $  (978)
                                                           -------------    ------------

Net cash flows from investing activities                           (73)        (21,949)
                                                           -------------    ------------

Net cash flows from financing activities                            306           4,282
                                                           -------------    ------------

Net change in cash and cash equivalents                             212        (18,645)
Cash and cash equivalents, beginning of period                      218          19,382
                                                           -------------    ------------
Cash and cash equivalents, end of period                        $   430         $   737
                                                           =============    ============